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                                                                  Exhibit (5)(b)

                  [Letterhead of Bracewell & Patterson, L.L.P.]

                                  July 14, 2003

Hillenbrand Industries, Inc.
700 State Route 46 East
Batesville, Indiana 47006-8835

Ladies and Gentlemen:

We have acted as counsel to Hillenbrand Industries, Inc., an Indiana corporation (the "Company"), in connection with the proposed offering by the Company from time to time of up to $1,000,000,000 aggregate offering price of the following:
(i) one or more series of the Company's senior debt securities (the "Senior Debt Securities"), which may be issued pursuant to the Indenture dated as of December 1, 1991 by and between the Company and LaSalle Bank National Association, as trustee (the "Senior Indenture"), or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued pursuant to an indenture for Subordinated Debt Securities in the form filed as an exhibit to the Registration Statement referred to below (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), (ii) shares of the Company's preferred stock, no par value (the "Preferred Stock"), (iii) depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"), which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") to be entered into between the Company and a depositary to be named therein, (iv) shares of the Company's common stock, no par value (the "Common Stock"), (v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and one or more warrant agents to be named therein, (vi) stock purchase contracts and debt purchase contracts of the Company (together, the "Securities Purchase Contracts") and (vii) stock purchase units and debt purchase units (together, the "Securities Purchase Units"). The Debt Securities, Preferred Stock, Depositary Shares,

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Hillenbrand Industries, Inc.
July 14, 2003
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Common Stock, Warrants, Securities Purchase Contracts and Securities Purchase
Units are referred to collectively herein as the "Securities". The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Securities.

We have examined originals or copies certified by officers of the Company of (a) the Senior Indenture, (b) the form of Subordinated Indenture filed as an exhibit to the Registration Statement, (c) the Amended and Restated Articles of Incorporation and Amended and Restated Code of By-Laws of the Company, each as amended to date, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Senior Indenture by a duly authorized officer of the trustee thereunder.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. With respect to the Debt Securities, when (a) in the case of Subordinated Debt Securities, a trustee has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement or a document incorporated by reference therein, (b) in the case of Subordinated Debt Securities, the Subordinated Indenture has been duly executed and delivered by duly authorized officers of the Company and the trustee, (c) duly authorized officers of the Company have executed the Debt Securities, and (d) the Debt Securities have been duly authenticated by the trustee under the applicable Indenture, the Debt Securities will be validly issued and will constitute legally binding obligations of the Company, entitled to the benefits of the applicable Indenture.

         2. With respect to the Depositary Shares, when (a) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the depositary named therein, (b) the series of Preferred Stock underlying the Depositary

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Hillenbrand Industries, Inc.
July 14, 2003
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Shares has been duly authorized and created, and the terms thereof established, by all necessary action on the part of the Company, including the filing with the Secretary of State of the State of Indiana of articles of amendment to the Company's Amended and Restated Articles of Incorporation relating thereto, (c) the shares of Preferred Stock of such series underlying the Depositary Shares have been duly and validly authorized, issued and deposited with the depositary under the applicable Deposit Agreement, and (d) the Depositary Receipts evidencing the Depositary Shares have been duly executed and delivered in accordance with the applicable Deposit Agreement, the Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

         3. With respect to the Warrants, when (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent named therein and (b) the Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement, the Warrants will be validly issued and will constitute legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. With respect to the Securities Purchase Contracts, when the Securities Purchase Contracts have been duly authorized, executed and delivered, the Securities Purchase Contracts will be validly issued and will constitute legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         5. With respect to the Securities Purchase Units, when the Securities Purchase Units have been duly authorized, executed and delivered, the Securities Purchase Units will be validly issued and will constitute legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities:

         (a) The Board of Directors of the Company, or a duly constituted and properly acting committee thereof, shall have duly established the terms of such Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Securities in conformity with the Amended and Restated Articles of Incorporation and Amended and Restated Code of By-Laws as amended through such time (subject to the further assumption that the Amended and Restated Articles of Incorporation and Amended and Restated Code of Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during

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Hillenbrand Industries, Inc.
July 14, 2003
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which the Securities are offered and shall not have been modified or rescinded
(subject to the further assumption that the sale of any Securities takes place in accordance with such authorization).

         (b) The Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective under the Securities Act, the Indentures will have been qualified under the Trust Indenture Act, and such effectiveness and qualification shall not have been terminated or rescinded.

         (c) An appropriate prospectus supplement with respect to the Securities (a "Prospectus Supplement") will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission's rules and regulations thereunder.

         (d) All Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein.

         (e) In the case of an Indenture, Deposit Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of the opinions rendered herein.

         (f) A definitive purchase, underwriting or similar agreement with respect to the Securities will have been executed and delivered by the Company and the other parties thereto, the consideration for the Securities provided for therein will have been paid, and the Securities will have been issued in accordance with the terms thereof.

         (g) Any Securities issuable upon conversion, exchange or exercise of, or pursuant to the terms of, the Securities will be duly authorized, created and, if appropriate, reserved for issuance.

In addition to the foregoing assumptions, limitations and qualifications set forth above, the enforceability of the Securities is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good

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Hillenbrand Industries, Inc.
July 14, 2003
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faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.

The foregoing opinion is based on and limited to the contract law of the State of New York and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit
(5)(b) to the Registration Statement and to the references to our firm under the heading "Validity of the Securities" in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

                                    Very truly yours,

                                    /s/ BRACEWELL & PATTERSON, L.L.P.

                                    Bracewell & Patterson, L.L.P.